EXHIBIT 99.2
ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2020 AND 2019

i

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2020	December 31, 2019
	(unaudited)	(Predecessor)
Assets
Current assets:
Cash	$24	$16
Related-party receivables	1,410	1,371
Other receivables	1,379	1,391
Inventories	5,164	4,635
Prepaid expenses and other current assets	32	41
Total current assets	8,009	7,454
Property, plant and equipment, net	106,314	107,123
Operating lease right-of-use assets	8,077	8,301
Intangible assets, net	964	1,083
Other long-term assets	71	71
Total assets	$123,435	$124,032
Liabilities and Member's Capital
Current liabilities:
Accounts payable	$2,622	$3,604
Related-party payables	1,906	1,046
Accrued and other current liabilities	5,715	3,349
Interest payable	118	920
Current portion of long-term debt and finance lease obligations	2,674	2,678
Total current liabilities	13,035	11,597
Long-term debt and finance lease obligations	34,370	36,569
Long-term operating lease liabilities	6,879	7,109
Total liabilities	54,284	55,275
Member's capital:
Total member's capital	69,151	68,757
Total liabilities and member's capital	$123,435	$124,032
See accompanying notes to condensed consolidated financial statements.

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
		(Predecessor)
Related-party product sales	$8,587	$6,441

Cost of goods sold	15,584	15,345
Depreciation and amortization	2,775	3,119
Total cost of goods sold	18,359	18,464
Gross margin	(9,772)	(12,023)
Related-party management services agreement expense	597	584
Loss from operations	(10,369)	(12,607)
Other expense:
Interest expense	(588)	(634)
Total other expense	(588)	(634)
Net loss	$(10,957)	$(13,241)

See accompanying notes to condensed consolidated financial statements.

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Member’s Capital
(In thousands)
(Unaudited)

Balance at December 31, 2019 (Predecessor)	$68,757
Contributed capital	8,222
Cost of goods sold contributed by Member	2,394
General and administrative expenses contributed by Member	735
Net loss	(10,957)
Balance at March 31, 2020	$69,151

Balance at December 31, 2018 (Predecessor)	$84,230
Contributed capital	6,221
General and administrative expenses contributed by Member	84
Net loss	(13,241)
Balance at March 31, 2019 (Predecessor)	$77,294
See accompanying notes to condensed consolidated financial statements.

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
		(Predecessor)
Cash flows from operating activities:
Net loss	$(10,957)	$(13,241)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,902	3,054
Amortization of debt issuance costs	341	389
Cost of goods sold contributed by Member	2,394	—
General and administrative expense contributed by Member	735	84
Change in operating assets and liabilities:
Other receivables	12	8
Related-party receivables	(39)	3,626
Inventories	(529)	(219)
Prepaid expenses and other assets	8	4
Accrued interest	(802)	(886)
Accounts payable, accrued liabilities and other current liabilities	867	735
Related-party payables	860	3,758
Operating lease liabilities	(365)	(195)
Net cash used in operating activities	(4,573)	(2,883)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,101)	(804)
Net cash used in investing activities	(1,101)	(804)
Cash flows from financing activities:
Principal payments on debt	(2,500)	(2,500)
Payment on finance lease obligations	(40)	—
Contributions from Member	8,222	6,221
Net cash provided by financing activities	5,682	3,721
Net increase in cash	8	34
Cash, beginning of period	16	41
Cash, end of period	$24	$75

Non-cash investing and financing activities:
Property, plant and equipment included in accrued and other current liabilities	$1,685	$(7)
Supplemental Information:
Interest paid	$1,069	$1,125
See accompanying notes to condensed consolidated financial statements.

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)
(1) Description of Business and Basis of Presentation
Description of Business
Enviva Pellets Greenwood Holdings II (the “Company”) was organized as a Delaware limited liability company in January 2020 and is a wholly-owned subsidiary of Enviva Development Holdings, LLC (“Enviva Development”). In January 2020 (the “Acquisition Date”), Greenwood Holdings II acquired 100% of the membership interests of Greenwood Holdings. Enviva Pellets Greenwood Holdings, LLC (“Greenwood Holdings”) was organized as a Delaware limited liability company in December 2019 and, effective January 1, 2020, acquired 100% of the membership interests in Enviva Pellets Greenwood, LLC (“Greenwood”) from Enviva JV Development Company, LLC, a Delaware limited liability company (“JV Development”). JV Development is a consolidated subsidiary of Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”). Greenwood was organized as a Delaware limited liability company in December 2016.
Greenwood owns a wood pellet production plant located in Greenwood, South Carolina (the “Greenwood plant”). Greenwood procures wood fiber and processes it into utility-grade wood pellets and loads the finished wood pellets onto railcars that are delivered to its sole customer and related-party Enviva Partners, LP, (the “Partnership”), a consolidated subsidiary of Enviva Holdings.
The Company does not own any assets other than its 100% member interest in Greenwood Holdings, does not have any liabilities, and did not have any income or expenses. Greenwood Holdings does not own any assets other than its 100% member interest in Greenwood, does not have any liabilities, and did not have any income or expenses.
The financial statements presented herein for periods prior to and including the Acquisition Date pertain to Greenwood, the predecessor of the Company, and all reference to the “Company” prior to the Acquisition Date refer to Greenwood.
Basis of Presentation
The unaudited condensed consolidated financial statements and notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Quarterly Financial Statements and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.
In the opinion of the Company’s management, all adjustments and accruals necessary for a fair presentation have been included. All such adjustments and accruals are of a normal and recurring nature unless disclosed otherwise. All significant intercompany balances and transactions have been eliminated in consolidation. The results reported in the financial statements are not necessarily indicative of the results that may be reported for the entire year.
The unaudited financial statements and notes should be read in conjunction with the audited financial statements and notes included in the Annual Financial Statements of Greenwood for the year ended December 31, 2019.
(2) Significant Accounting Policies
Use of Estimates
During interim periods, the Company follows the accounting policies disclosed in the Annual Financial Statements for the year ended December 31, 2019.
Recently Adopted Accounting Standards
On January 1, 2020, the Company adopted Accounting Standards Update 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments as issued by the Financial Accounting Standards Board which changes how entities measure credit losses for most financial assets. The adoption did not have a material impact on the financial statements.
Recently Issued Accounting Standards not yet Adopted
Currently, there are no recently issued accounting standards not yet adopted by the Company that are expected to be reasonably likely to materially impact the financial position, results of operations or cash flows of the Company.

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
(Dollars in thousands, unless otherwise noted)
(Unaudited)
(3) Revenue
The Company earns product sales revenue by supplying wood pellets under a long-term off-take contract (the “EVA Contract”) by and between Greenwood and the Partnership. The EVA Contract expires on March 31, 2022.
Performance Obligations
As of March 31, 2020, the amount from the EVA Contract allocated to performance obligations that was unsatisfied or partially satisfied was approximately $127.3 million. As of April 1, 2020, the Company expects to recognize approximately 28% of its remaining performance obligations as revenue during the remainder of 2020, approximately 57% in 2021, and the balance thereafter in 2022. Related-party product sales from the Partnership accounted for all of the Company’s product sales during the three months ended March 31, 2020 and 2019. For the three months ended March 31, 2020 and 2019, the Company recognized no revenue related to performance obligations satisfied in previous periods.
Contract Balances
For the three months ended March 31, 2020 and 2019, the Company earned related-party product sales revenue from its off-take contract with the Partnership. During the three months ended March 31, 2020, the Company sold $8.6 million of wood pellets, net of a cost of cover deficiency fee of approximately $0.9 million, to the Partnership. During the three months ended March 31, 2019, the Company sold $6.4 million, net of a cost of cover deficiency fee of approximately $3.6 million, to the Partnership. As of March 31, 2020 and December 31, 2019, $1.4 million and $1.3 million, respectively, is included in related-party receivables for wood pellets sold to the Partnership. As of March 31, 2020 and December 31, 2019, the Company had no deferred revenue for performance obligations to be satisfied in the future.
(4) Inventories
Inventories consisted of the following as of:

	March 31, 2020	December 31, 2019
		(Predecessor)
Raw materials	$648	$353
Consumable tooling	4,006	4,175
Finished goods	510	107
Total inventories	$5,164	$4,635
(5) Property, Plant and Equipment, net
Property, plant and equipment, net consisted of the following as of:

	March 31, 2020	December 31, 2019
		(Predecessor)
Land	$702	$702
Land improvements	2,940	2,940
Buildings	47,682	47,682
Machinery and equipment	73,309	73,309
Vehicles	278	278
Furniture and office equipment	988	949
Property, plant and equipment	125,899	125,860
Less accumulated depreciation	(23,963)	(21,180)
Property, plant and equipment, net	101,936	104,680
Construction in progress	4,378	2,443
Total property, plant and equipment, net	$106,314	$107,123

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
(Dollars in thousands, unless otherwise noted)
(Unaudited)
Total depreciation expense was $2.7 million and $3.0 million for the three months ended March 31, 2020 and 2019, respectively.
(6) Long-Term Debt and Finance Lease Obligations
Long-term debt and finance lease obligations consisted of the following as of:

	March 31, 2020	December 31, 2019
		(Predecessor)
Seller Note, net of unamortized discount	$36,546	$38,705
Finance leases	498	542
Total long-term debt and finance lease obligations	37,044	39,247
Less current portion of long-term debt and finance lease obligations	2,674	2,678
Long-term debt and finance lease obligations, excluding current installments	$34,370	$36,569
Unamortized discount of the Seller Note as of March 31, 2020 and December 31, 2019 was $3.5 million and $3.8 million, respectively. Amortization expense included in interest expense for the three months ended March 31, 2020 and March 31, 2019 was $0.3 million and $0.4 million, respectively.
(7) Leases
Operating lease ROU assets and liabilities and finance leases were as follows:

	March 31, 2020	December 31, 2019
		(Predecessor)
Operating leases:
Operating lease right-of-use assets	$8,077	$8,301

Current portion of operating lease liabilities	$900	$886
Long-term operating lease liabilities	6,879	7,109
Total operating lease liabilities	$7,779	$7,995

Finance leases:
Property plant and equipment, net	$452	$542

Current portion of long-term finance lease obligations	$174	$178
Long-term finance lease obligations	324	364
Total finance lease liabilities	$498	$542

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
(Dollars in thousands, unless otherwise noted)
(Unaudited)
Operating and finance lease costs were as follows:

		Three Months Ended March 31,
Lease Cost	Classification	2020	2019
			(Predecessor)
Operating lease cost:
Fixed lease cost	Cost of goods sold	$383	$298
Short-term lease costs	Cost of goods sold	387	276
	Total operating lease costs	770	574
Finance lease cost:
Amortization of leased assets	Depreciation and amortization	46	—
Variable lease cost	Cost of goods sold	4	—
Interest on lease liabilities	Interest expense	6	—
	Total finance lease costs	56	—
	Total lease costs	$826	$574
Operating and finance lease cash flow information was as follows:

	Three Months Ended March 31,
	2020	2019
		(Predecessor)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$365	$314
Operating cash flows from finance leases	6	—
Financing cash flows from finance leases	44	—

Assets obtained in exchange for lease obligations:
Operating leases	$—	$5,047
The future minimum lease payments and the aggregate maturities of operating and finance lease liabilities are as follows as of March 31, 2020:

Years Ending December 31,	Operating Leases	Finance Leases	Total
2020	$1,104	$149	$1,253
2021	1,449	199	1,648
2022	1,397	182	1,579
2023	1,349	—	1,349
2024	1,349	—	1,349
Thereafter	3,626	—	3,626
Total lease payments	10,274	530	10,804
Less: imputed interest	2,495	32	2,527
Total present value of lease liabilities	$7,779	$498	$8,277

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
(Dollars in thousands, unless otherwise noted)
(Unaudited)
The weighted-average remaining lease terms and discount rates for our operating and finance leases were weighted using the undiscounted future minimum lease payments and are as follows as of March 31, 2020:

Weighted average remaining lease term (years):
Operating leases	7
Finance leases	3
Weighted average discount rate:
Operating leases	8%
Finance leases	5%
(8) Related-Party Transactions
Management Services Agreement
Pursuant to a management services agreement (the “MSA”) between JV Development and Enviva Management Company, LLC, a Delaware limited liability company (“Enviva Management”) and a consolidated subsidiary of Enviva Holdings, Enviva Management, as an independent contractor, provides the development, construction and operation of the assets and properties of JV Development’s development projects and provides other services to JV Development and its direct and indirect subsidiaries.
JV Development incurs all direct or indirect internal or third-party expenses in connection with the MSA on behalf of the Company. Direct or indirect internal or third-party expenses incurred are either directly identifiable or allocated to the Company. Enviva Management estimates the percentage of salary, benefits, third-party costs, office rent, and expenses and any other overhead costs incurred by Enviva Management associated with the MSA.
The costs reflected in the statements of operations of the Company include costs associated with the MSA. Under the MSA, the Company directly incurs costs from Enviva Management for all direct reasonable and necessary costs and expenses (other than general and administrative) incurred by, or chargeable to, Enviva Management in connection with the MSA. In addition, JV Development allocates to the Company a portion of the MSA costs from Enviva Management based on estimated percentages of salary, benefits, third-party costs, office rent, and expenses and any other overhead costs incurred.
Management believes the estimates underlying the financial statements, including the estimates regarding the allocation of MSA costs from JV Development, are reasonable. The financial statements may not include all of or may include more than the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas. Also, the Company may have incurred lower or higher costs associated with being a standalone company that were not included in the expense allocations and, therefore, would result in different costs than are reflected in the historical results of operations, financial position and cash flows.
During the three months ended March 31, 2020 and 2019, the Company incurred $3.2 million and $2.5 million, respectively, of MSA fees, of which $2.1 million and $1.5 million, respectively, are included in cost of goods sold. At March 31, 2020 and 2019, $0.5 million and $0.4 million, respectively, incurred under the MSA were included in finished goods inventory.
During the three months ended March 31, 2020 and 2019, MSA fees of $0.6 million and $0.6 million, respectively from JV Development were recorded as related-party management services agreement fee. The MSA fees of $0.6 million during the three months ended March 31, 2020 were recorded as an increase to member’s capital. Of the MSA fees from JV Development, the Company paid JV Development $0.5 million during the three months ended March 31, 2019, with the excess MSA amounts recorded as an increase to member’s capital.
EVA Contract
Pursuant to the EVA Contract, the Company has contracted with the Partnership to sell wood pellets produced by the Greenwood plant through March 2022 and the Partnership has a take-or-pay obligation with respect to 550,000 metric tons per

ENVIVA PELLETS GREENWOOD HOLDINGS II, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Continued)
(Dollars in thousands, unless otherwise noted)
(Unaudited)
year (“MTPY”) of wood pellets from July 2019 through March 2022. Pursuant to an amendment dated January 2020, the take-or-pay period has been deferred to 2021. The EVA Contract provides for deficiency fees to the Partnership if the Company does not meet its delivery obligations thereunder.
During the three months ended March 31, 2020, the Company sold $9.5 million of wood pellets, net of a cost of cover deficiency fee of approximately $0.3 million as the Company did not satisfy certain commitments to the Partnership. During the three months ended March 31, 2019, the Company sold $10.0 million of wood pellets, net of a cost of cover deficiency fee of approximately $3.0 million as the Company did not satisfy certain commitments to the Partnership.
As of March 31, 2020 and December 31, 2019, $1.4 million and $1.3 million, respectively, are included in related-party receivables related to the Company’s wood pellet sales to the Partnership and approximately $1.1 million as of March 31, 2020 and $0.7 million as of December 31, 2019 is included in related-party payables related to the cost of cover deficiency fee.
Terminal Services Agreements
The Company is party to a terminal services agreement with Wilmington (the “Wilmington TSA”), Enviva Port of Wilmington, LLC, a wholly owned subsidiary of the Partnership (“Wilmington”), which provides for wood pellet receipt, storage, handling and loading services by the terminal assets owned by Wilmington for the Company’s production. The Wilmington TSA requires the Company to deliver a minimum of 125,000 MT of wood pellets per quarter and pay a fixed fee on a per-ton basis for the terminal services. The Wilmington TSA remains in effect until September 1, 2026. The Wilmington TSA provides for deficiency payments to Wilmington if minimum throughput requirements are not met. During each of the three months ended March 31, 2020 and 2019, the Company incurred $0.6 million of deficiency fees pursuant to the Wilmington TSA, which reduced related-party product sales on the statements of operations. As of March 31, 2020 and December 31, 2019, $0.6 million and $0.2 million, respectively, was included in related-party payables related to the Wilmington TSA.
(9) Subsequent Events
The Company has evaluated subsequent events for the period March 31, 2020 through July 7, 2020, the date these financial statements were issued and, other than as disclosed below, there have been no subsequent events for which disclosure is required.
On July 1, 2020, Enviva Development contributed its interests in the Greenwood Holdings II to the Partnership for a purchase price of $132.0 million. The Partnership paid cash consideration of $131.6 million, the purchase price net of an initial purchase price adjustment of $0.4 million, which was paid in part to Enviva Development and in part to satisfy certain payment obligations of Greenwood Holdings II. Pursuant to the contribution of Greenwood Holdings II, Enviva Holdings assigned to the Partnership certain of its rights and obligations under certain off-take and shipping contracts.
The outbreak and spread of a novel strain of coronavirus (“COVID-19”) has adversely impacted global commercial activity and contributed to significant declines and volatility in the financial markets. The Company has not experienced any material impact to its business from COVID-19 and does not expect that COVID-19 will have a material impact on its business or operations.